As filed with the Securities and Exchange Commission on November 2, 2012

Registration No. 333-183620

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2

Form S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

4G Enterprises, Inc.
(Exact name of Registrant as specified in its Charter)

Wyoming	4941 3569 (secondary)	45-5146412
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

800 Town and Country Blvd., Suite 300

Houston, Texas 77024

Phone: (832) 431-3123

(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Wyoming Corporate Services
2710 Thomes Ave.
Cheyenne, Wyoming 82001

(800) 990-0433

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

The Loev Law Firm, PC

6300 West Loop South, Suite 280

Bellaire, Texas 77401

(713) 524-4110; (713) 524-4122 - fax

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. Smaller reporting company. ☒

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

	No. Shares Registered (1)	Proposed Maximum Offering Price (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (3)
Common Stock	5,000,000	$0.015	$75,000	$8.60

(1) Five million shares are being offered by the Company. This is a best efforts offering and we may not be able to sell all of the shares registered. Our actual proceeds may vary from less than the costs of this offering to the full amount we hope to raise.

(2) The offering price has been arbitrarily determined by us and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(3) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) of the Securities Act of 1933.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting any offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Prospectus (Subject to Completion)

Dated November 2, 2012.

PROSPECTUS

5,000,000 Shares Common Stock

4G Enterprises, Inc.

4G Enterprises, Inc., an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012, is offering 5,000,000 shares of common stock registered herein. This is our initial public offering and no public market currently exists for our shares. This is a self-underwritten offering with no minimum amount required to be raised. This offering will terminate upon the earlier to occur of (i) 30 days after this registration statement becomes effective with the Securities and Exchange Commission, or (ii) the date on which all 5,000,000 shares registered in this offering have been sold unless terminated sooner by the company. The price of our stock will be fixed at $0.015 for the duration of the Offering. We may not be able to sell all of the shares offered in this prospectus and may raise less than the full amount offered. We may, at our discretion, extend the offering by 30 days. The shares offered will be offered and sold only by our officers or directors, Anton Aleksandrov, Valarie Grant and Jun Kim. Our auditors have issued a going concern opinion regarding our financial viability over the next twelve months. We expect to request a market maker file a Form 211 to request the quotation of our shares on the OTCBB and OTCMarkets listing services.

Investing in our common stock involves significant risks. See " Risk Factors" beginning on page 7.

5,000,000 Common Shares by the Company Price $ 0.015 per share

	Shares Offered	Price to Public[1]	Underwriter Discounts and Commissions	Proceeds to 4G Enterprises, Inc.[2]
Per share	5,000,000	$0.015	-0-	$0.015
Total	5,000,000	$75,000	-0-	$63,991

1. The price of the Shares as stated in this Offering has been arbitrarily determined by our Board of Directors without reference to market prices, comparables or competitors for the purpose of this Registration Statement.

2. We estimate the net proceeds of the Offering if fully subscribed to be $63,991.40 after deducting estimated offering costs of $11,008.60 from gross maximum proceeds of $75,000.

THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Dealer Prospectus Delivery Obligation

Until 90 days after the later of (i) the effective date of the registration statement or (2) the first date on which the securities are offered publicly, all dealers that effect transactions in these securities, whether or not participating in this Offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus.

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You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information in this prospectus is believed to be complete and accurate only as of the date of the front cover regardless of the time of delivery of this prospectus or of any sale of shares. Except where the context requires otherwise, in this prospectus, the "Company," "4G," "4G Enterprises," "we," "us" and "our" refer to 4G Enterprises, Inc." a Wyoming corporation, and, where appropriate, its subsidiary.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information you should consider in making your investment decision. You should read this summary together with the more detailed information, including our financial statements and the related notes, elsewhere in this prospectus. You should carefully consider, among other things, the matters discussed in "Risk Factors. "

Summary Business Description

4G Enterprises, Inc. is developing a new solar desalination system powered by renewable energy sources. The company acquired the patent pending rights to its current technology in January 2012 and preparing to file one additional patent of its own. The company has built various test units and is continuing to work on the development of an effective desalination technology powered by solar energy. Traditional reverse osmosis and flash desalination units currently in use require energy input from traditional sources such as oil, gas or electricity. These energy sources are non-renewable and represent a significant portion of the cost of desalinating water in current plants.

Three test versions of our technology have been built to determine the most efficient method for processing natural seawater containing salt into fresh , potable water for human consumption. In the fall of 2012 we are building a new test unit that uses ten, eight-foot mirrors to focus solar thermal energy onto a water conductive stainless steel pipe encased in a vacuum sealed glass thermal solar tube in order to heat the water for desalination. Our goal for this test is to determine the most efficient configuration for using solar thermal energy to heat water past the boiling point. When we feel we have perfected the solar component of the technology, our next step will be to build a complete prototype unit and to test it on seawater.

We have not yet generated any revenue. We expect it to take some time to complete the design and testing of our technology to perfect the performance characteristics and mechanical systems required for commercialization since we are forging a new technology. See, Plan of Operations. Each step of the process will require multiple tests and design adjustments before our product will be ready to sell to clients. We currently estimate that this process will take over one year. Every step in the development of a new product includes risks and there is a risk that we may not succeed in commercializing our technology. We do not have a firm timeline for when we will have a commercially available unit for sale.

Our mission is to develop a new technological platform that uses renewably energy - in our case solar power, to desalinate water. Why? Because many parts of the world are experiencing water shortages, particularly arid nations. In addition, island nations often have limited access to fresh water and limited access to fossil fuels. We believe that this combination will provide opportunity for the adoption of our technology. We are building on three key goals:

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•	Our first goal is to create an efficient desalination technology that operates on renewable energy sources. This will reduce the need for fossil fuels and provide new flexibility for the location of desalination plants. By using solar power to desalinate salt water, we will create a green alternative to traditional desalination technology that uses large amounts of fossil fuels.

•	Our second goal is to improve the economic efficiency of desalination by reducing the fuel input cost per cubic meter of water. Current technologies require monetary output for fuels required to operate reverse osmosis and flash distillation systems. By using ambient solar energy, we believe we can reduce the cost of water for our future clients.

•	Our third goal is to address the increasing water scarcity that is developing in certain regions of the world. In arid climates and on island nations, growing populations put stress on natural supplies of fresh water.

We believe that our technology will provide a new solution to the rising need for fresh water in strategic parts of the world.

Corporate Information

We were incorporated in Wyoming on January 4, 2012. Our principal executive offices are located at 800 Town and Country Blvd., Suite 300, Houston, Texas 77024, and our telephone number is (832) 431-3123. We maintain a web site: www.4G-Enterprises.com. The information on our web sites is not part of this prospectus . Our fiscal year end is June 30.

Summary of the Offering

Common Stock Offered by Company:	5,000,000

Maximum Net Proceeds to the Company :	$63,991.40

Common Stock Outstanding Before the Offering:	516,035,000

Common Stock Outstanding After the Offering:	516,035,000 to 521,035,000

Use of Proceeds:	The money received by the Company from the proceeds of this Offering are expected to be used to develop and build the next generation of our solar desalination technology machine and for administrative and operating costs. The proceeds realized from the offering may vary because it is a best efforts offering by the Company.
Termination of the Offering:	This offering will terminate upon the earlier to occur of (i) 30 days after this registration statement becomes effective, or (ii) the date on which all 5,000,000 shares registered herein have been sold. We may extend the time of the offering for 30 days at our discretion.

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The number of shares of common stock that will be outstanding after this offering is based on the number of shares outstanding at September 30, 2012 and includes no warrants or options since none are outstanding. There are no contingent rights to common stock or other classes of securities convertible into common stock.

Summary Consolidated Financial Data

The following table summarizes financial data regarding our business and should be read together with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and the related notes included elsewhere in this prospectus. We were incorporated on January 4, 2012 and our fiscal year-end is June 30, 2012.

Summary Results of Operations for:

	3 Mo. Ended Sept. 30, 2012 (Unaudited)	Year ending June 30, 2012	Inception to Sept. 30, 2012
Total Revenue:	0	0	0
Total Operating Exp:	19,762	9,238	29,000
Loss from operations:	(19,762)	(9,238)	(29,000)
Net Operating Loss:	(19,762)	(9,238)	(29,000)

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Summary Balance Sheet Data

For Periods Ending:

	Sept. 30, 2012	June 30, 2012
Assets
Current Assets
Cash	20,457	38,202
Total Current Assets	20,457	38,202

Other Assets
Total Other Assets	74,147	76,164

Total Assets	94,604	114,366

Liabilities and Shareholders’ Equity
Total Liabilities	-0-	-0-

Stockholders’ Equity
Series A Preferred Stock, 100,000,000 shares authorized, 60,000,000 shares unissued and 0 issued and outstanding on 6/30/12 and 9/30/12	-	--
Common Stock 800,000,000 authorized, 516,035,000 issued and outstanding on 6/30/12 and 9/30/12	15,604	15,604
Additional Paid in Capital	108,000	108,000
Deficit accumulated during the development stage	(29,000)	(9,238)
Total Stockholders’ Equity	94,604	114,366
Total Liabilities and Stockholders’ Equity	94,604	114,366

DIVIDEND POLICY

We have never declared or paid any cash dividend on our capital stock. We currently intend to retain any future earnings and do not expect to pay any dividends in the foreseeable future.

CASH AND CAPITALIZATION

The following sets forth our cash, cash equivalents, short-term investments and capitalization at September 30, 2012. Our cash and cash equivalents on September 30, 2012 were: $20,457. We do not have any short-term investments. On a fully diluted basis, we have 516,035,000 shares outstanding not including shares Offered in this Prospectus.

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RISK FACTORS

Investing in our common stock involves a high degree of risk. You should consider carefully the material risks and uncertainties described below, together with all of the other information in this prospectus, including the financial statements and the related notes included elsewhere in this prospectus, before deciding whether to invest in shares of our common stock.  If any of the following risks actually occurs, our business, financial condition, results of operations, and future prospects could be materially and adversely affected. In that event, the market price of our common stock could decline, and you could lose all of your investment.

Risks Related to Our Business and Industry

We face significant competition from other desalination companies, which creates a risk we may not be able to successfully compete for market share when our new technology is completed.

Desalination is an established industry. We will face formidable competition in every aspect of our business, and particularly from other companies, which are already established in the desalination and water processing business. Many projects are awarded on a bid basis and we will have competition when bidding. Large competitors include: American States Water Company, Aqua America, Artesian Resources, California Water, Consolidated Water, Pall, Inc., Pentair Corp. and United Utilities, PLC. In addition to being better funded and having existing, long-term contracts, these companies may elect to become engaged in or already be engaged in developing technologies that will compete with our ideas. We face a risk that we may not be able to successfully compete for market share with our new technology. If we cannot compete successfully with these and other competitors, our results will suffer.

Our growth rate will be highly unpredictable and there is a risk we will not become profitable.

We are currently building test units to test our patent pending technology and to further develop and refine our design for solar desalination. We do not have a firm timeline for when we will have a commercially available unit for sale. Prior to attempting commercialization, we expect to build at least one more test unit and, if that is successful, a full prototype unit with all pumps, gauges, controls, etc. in order to complete the design of the commercial unit. This means there is uncertainty as to both time and efficiency of our concept at this stage of the product development process. As a result, our financial future is uncertain and the timeline to profitability and the probability of success is impossible to determine. This creates an execution risk both in terms of time to market and funds needed to complete the development process prior to making our first sale.

When our product is complete, we expect to generate revenue from the sale of solar desalination equipment. We will face competition from well-established existing desalination companies when we try to sell our units. We will face a risk of failure when we enter the market.

When our product development process is complete, we risk substantial competition from existing desalination companies. These companies are better funded than we are and have existing relationships and existing contracts. To succeed, we must be able to convince customers that our new technology is reliable and a better and more economical alternative to existing offerings by other companies. We believe our product will be attractive because of the way it uses renewable energy to desalinate water, but we risk not being able to overcome the competition from established companies.

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Because we have not yet begun generating revenue, there is a risk to investors that the company will not be profitable in the future.

We have not yet begun generating revenue from operations. This creates a risk that the company will not, in the future, generate sufficient revenue to become profitable and sustain future operations. If the company does not generate enough revenue from operations to pay its operating expenses, it may not be able to continue as an operating company or its operations would have to be reduced. The Company estimates that it would need a minimum of $75,000 to conduct anticipated operations for the next twelve months. If we raise less than this amount in the offering we will need to raise funds from other sources to fund operations. We may not succeed in commercializing our product and may, therefore, never be able to generate revenue is we are unsuccessful.

If we fail to maintain an effective system of internal controls, there is a risk we may not be able to accurately report our financial results or prevent fraud. As a result, current and potential stockholders could lose confidence in our financial reporting, which would harm our business and the trading price of our stock. We have not assessed the effectiveness of our disclosure controls and procedures or our internal controls over financial reporting.

The financial statements included in this Prospectus have been restated. This may show a weakness in internal controls and disclosure controls.  Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. If we cannot provide reliable financial reports or prevent fraud, our reputation and operating results could be harmed. We are a small, operating development-stage, emerging growth company and there are many areas of our internal controls that may need improvement. Any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our stock. We will not be required to provide a management report on internal controls over financial reporting until our second annual report and will be exempt from the auditor attestation requirements concerning any such report as long as we remain an emerging growth company. We have not assessed the effectiveness of our disclosure controls and procedures or our internal controls over financial reporting.

Our business will depend on a strong reputation, and if we are not able to maintain and enhance our reputation, there is a risk that our ability to develop a base of clients will be impaired and our business and operating results will be harmed.

We believe that we must build a strong reputation to succeed. In the desalination business, most contracts run for many years because of the substantial capital costs necessary to build plant and infrastructure for a new desalination facility. If we do not develop a reputation for building and delivering equipment that performs reliably, we will find it difficult to attract new customers. This creates a risk to profitable growth. Maintaining and enhancing our reputation may require us to make substantial investments and these investments may not be successful. In addition, we may not have sufficient funds to invest in building our reputation. We do not have a specific budget for developing our reputation development, as this will depend on future events such as available funding and our ability to attract press coverage from media and bloggers and on future trends in our industry.

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If we lose key personnel or fail to attract new personnel capable of developing and marketing our products, there is a risk it will limit our ability to succeed in implementing our business plan.

Our future depends in large part on our ability to continue to develop our technology and to market our idea to interested customers. To succeed in this task, we must have qualified personnel capable of implementing these two tasks. If we lose any of our current personnel and/or fail to attract additional personnel with the required talent as we grow, there is a risk it will hinder our ability to succeed.

There is a risk that contamination of our source water may cause disruption in our services and adversely affect our revenues.

Our processing water may become contaminated by natural occurrences and by inadvertent or intentional human interference, including acts of terrorism. In the event that a portion of our processing water is contaminated, we may have to interrupt the supply of water until we are able to install treatment equipment or substitute the flow of water from an uncontaminated water production source. In addition, we may incur significant costs in order to treat a contaminated source of plant feed water through expansion of our current treatment facilities, or development of new treatment methods. There is a risk that our inability to substitute processed water from an uncontaminated water source or to adequately treat the contaminated plant feed water in a cost-effective manner may have an adverse effect on our revenues, cash flows and results of operations.

The fact that our officers and directors are involved in other business activities including other public companies creates a risk that they may face potential conflicts of interest.

Our Officers serve the company with only part of their time. Because they are involved in other business and educational activities, there is a risk that they may encounter situations and opportunities that represent a conflict of interest with our Company. We do not have a written policy regarding conflicts of interest. This means that there is a risk that we may suffer negative consequences if one of our officers faces a conflict of interest situation. The minimum number of hours our President and Secretary are able to devote to our business is 15 hours per week. For Example, our chief principal accounting officer also serves as the corporate secretary of Bensata Corp., an Internet based invention and intellectual property company on a part-time basis. In addition, our President and CEO is also a Director of Bensata Corp. Bensata Corp. has filed a registration statement on Form S-1 in order to offer shares of its common stock to the public and these individuals may be involved in that offering at a time in close proximity to the time of our public offering which could create a conflict of interest. There is a potential conflict of interest that may arise as to the allocation of potential investors who may have a relationship with these individuals as to which company they would recommend as an investment opportunity to such potential investors in the future.

There is a risk that potential government decisions, actions and regulations could negatively affect our operations.

When we build facilities for the desalination of water, we will be subject to the local regulations of each jurisdiction in which a plant is located all of which are subject to change. There is a regulated environmental impact to procuring salt water for desalination and returning the brine to the sea. Any government that regulates our operations may issue legislation or adopt new regulations, including but not limited to:

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•	restricting foreign ownership in our company;

•	providing for the expropriation of our assets by the government;

•	providing for nationalization of public utilities by the government;

•	providing for different water quality standards;

•	unilaterally changing or renegotiating our licenses and agreements;

•	restricting the transfer of U.S. currency; or

•	causing currency exchange fluctuations/devaluations or making changes in tax laws.

There is a risk that as new laws and regulations are issued, we may be required to modify our operations and business strategy, which we may be unable to do in a cost-effective manner. Failure by us to comply with applicable regulations could result in the loss of our licenses or authorizations to operate, the assessment of penalties or fines, or otherwise may have a material adverse effect on our results of operations.

Because we do not use stock options to lock in employees they may not have sufficient financial incentive to stay with us, there is a risk we may have to incur costs to replace key employees that leave, and our ability to execute our business model could be impaired if we cannot replace departing employees in a timely manner.

We have not issued stock options to any employees as a method of incentivizing them to remain with us based on the value of such options. We may register an incentive stock option plan for our employees in the future but we are not registering shares for that purpose at this time. If any members of our senior management team leave us, there is a risk our ability to successfully operate our business could be impaired. We also may have to incur significant costs in identifying, hiring, training and retaining replacements for departing employees.

Because we hold a provisional patent and will have to complete the patent approval process prior to the expiration of that provisional patent, there is a risk that our final patent application may not be approved which would result in the loss of our intellectual property.

The provisional patent we have been granted expires after one year. Prior to the expiration of that time period, we must complete the final patent application process. If we fail to complete the patent application process within the allotted time, the provisional patent will expire and our exclusive rights to the technology will be lost. In addition, when the final patent application is submitted, it is subject to review and approval by the U.S. Patent and Trademark Office. They may or may not approve of our final patent application. If our final patent application is not approved, we will lose the exclusive rights to our intellectual property, which means that any competitor could develop the same or similar technology and compete with us in the marketplace. If either of these risks occurs, our intellectual property will have no value.

Because we are developing a new technology for an existing market it is difficult to evaluate our future prospects. Our lack of operating history creates a risk that we may not realize our expectations as they relate to our technology or the market for that technology.

We are an operating development stage company that is developing a new technology. As a result, we have very little operating history for you to evaluate in assessing our future prospects or value. Also, we hope to introduce a new and different product in a competitive marketplace. There is a risk we may not succeed. You must consider our business and prospects in light of the risks and difficulties we will encounter as an early-stage company in a new and rapidly evolving market. We may not be able to successfully address these risks and difficulties, which could materially harm our business and operating results.

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The Auditors have issued a going concern opinion because we need additional cash to continue operations. This means they have identified a risk that we may not have enough money in the future to continue operations.

We are not yet profitable and we will incur additional losses before we earn any profits. This means we will need additional investment from sources such as this offering to fund operations or we will not be able to continue as a going concern. There is a risk we may not be able to raise the money we need to continue as a going concern. If this offering is not successful or if we do not obtain additional investment in us to fund operations, we may not be able to continue our operations.

We have to keep up with technological change to remain competitive in our rapidly evolving industry. There is a risk we may not be able to adapt our technology to the needs of the market.

Our future success will depend on our ability to adapt to rapidly changing technologies, to adapt our services to evolving industry standards and to improve the performance and reliability of our services. Our failure to adapt to such changes would harm our business. New technology breakthroughs in desalination technology that we are not aware of could adversely affect us. In addition, the widespread adoption of new desalination technologies or other technological changes could require substantial expenditures to modify or adapt our services or infrastructure.

Risks Related to Our Offering

Our stock price may be volatile, and there is a risk you may not be able to resell shares of our common stock at or above the price you paid.

Prior to this offering, our common stock has not been traded in a public market. We cannot predict the extent to which a trading market will develop or how liquid that market might become. The initial trading price of our shares may not accurately reflect our value due to low liquidity and volatility in the market.

The trading price of our common stock following this offering is therefore likely to be highly volatile and could be subject to wide fluctuations in price in response to various factors, some of which are beyond our control. These factors include:

•	Quarterly variations in our results of operations or those of our competitors;

•	Announcements by us or our competitors of acquisitions, new products, significant contracts, commercial relationships or capital commitments;

•	Disruption to our operations;

•	Changes in the way water utilities procure plants and equipment if we are unable to qualify;

•	Our ability to develop and deliver enhanced products on a timely basis;

•	Changes in regulations or status of needed regulatory approvals;

•	General economic conditions such as slow or negative growth.

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Future sales of shares by our stockholders could cause our stock price to decline and create a risk that you could lose money on your investment.

We cannot predict the effect, if any, that market sales of shares or the availability of shares for sale will have on the market price prevailing from time to time. Sales of our common stock in the public market after the restrictions described in this prospectus lapse, or the perception that those sales may occur, could cause the trading price of our stock to decrease or to be lower than it might be in the absence of those sales or perceptions. None of our officers, directors, employees or stockholders has entered into contractual lock-up agreements. There is a risk that shares sold by these individuals will decrease the amount you will able to realize from the sale of any securities purchased in this Offering.

Recipients of shares registered in this Offering will experience substantial dilution in the book value of their investment.

The value of shares purchased in this Offering will be significantly diluted by existing shares issued and outstanding and may be further diluted in the future by actions of the Board such as issuing shares for investment activities, public or private offerings or acquisitions. Purchasers will experience an immediate dilution in the value of their shares because of the shares currently issued and outstanding. Any event that causes dilution in the value of the shares could impair the value of shares registered herein. See, Dilution.

We do not intend to pay dividends on our common stock.

We have never declared or paid any cash dividend on our capital stock. We currently expect to retain any future earnings and do not expect to pay any dividends in the foreseeable future. There is a risk you may never receive dividends on the stock you purchase.

If we raise less than the full amount of the Offering, there is a risk we will not have enough money to fund our budget.

Because this is a self-underwritten offering with no minimum amount required to be raised, it is possible we will raise less than the full amount of the Offering. If this occurs, we will have fewer funds available to apply to the implementation of our business plan. This produces a risk of underfunding that would reduce our ability to execute our business plan as intended and would negatively affect our results of operations. See, Use of Proceeds.

The price of the shares Offered in this Prospectus has been arbitrarily determined without reference to any outside valuation analysis. There is a risk that the future price of our shares may vary significantly from the offering price.

The offering price of the shares offered in this Prospectus was established by the company with no reference to external benchmarks or appraisals. The valuation of the shares does not necessarily bear any relationship to any objective measure of value nor can it be assumed to be indicative of any future value of the shares. There is a risk that the future value of our shares may be less than the offering price.

We will incur increased costs as a result of being a public company. There is a risk that these costs could reduce our financial performance.

As a public company, we will incur additional legal, accounting and other expenses that we did not incur as a private company. We will incur costs associated with our public company reporting and audit requirements. We also anticipate that we will incur costs associated with recently adopted corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002, as well as new rules implemented by the Securities and Exchange Commission and FINRA. We expect these rules and regulations to increase our legal and financial compliance costs and to make some activities more time consuming and costly. There is a risk that the additional costs associated with being public will limit our ability to reach profitability in the future.

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The concentration of our capital stock ownership with our investors, executive officers, employees, and our directors and their affiliates will limit your ability to influence corporate matters. There is a risk that this concentration of interest may harm the value of our stock.

We anticipate that our founders, executive officers, directors, beneficial owners (and their affiliates) and employees will together own approximately 70% of our common stock at the close of this Offering. There is a risk that this concentration of voting control will harm the value of our stock.

There is a risk that the future issuance of additional preferred stock could adversely affect the rights of purchasers of our common stock.

We have 60 million shares of authorized and unissued preferred stock that could be issued by the Board of Directors in the future. Directors could issue these share in the future and fix the rights and preferences of any new series of preferred stock in a manner that may dilute or adversely affect the rights and/or the value of the common shares without any vote of the shareholders. For example, such shares could have certain voting preferences, dividend preferences or liquidation rights superior to those of common shareholders. There are no agreements, understandings or plans to issue any new class of preferred stock, but there is a risk such shares could be issued in the future causing dilution to current shareholders.

There is a risk that provisions in our charter documents and under Wyoming law could discourage a takeover that stockholders may consider favorable.

Our Bylaws and Wyoming law allow the Board of Directors to issue additional shares of stock and to take other actions that might discourage a party attempting a hostile takeover. There is a risk that these actions, if taken by the Board may reduce the opportunity for a shareholder to realize the value of the transaction that might occur and could reduce the value of the shares held by existing shareholders.

We expect our stock to be subject to penny stock regulations and restrictions, there is a risk that this will reduce liquidity and make it more difficult for you to sell your shares.

The SEC has adopted regulations which generally define a "penny stock" as an equity security that has a market price of less than $5.00 per share or and exercise price of less than $5.00 per share, subject to certain exemptions. There is currently no market for our common stock. If and when our stock is listed by a listing service, our common stock may be deemed a "penny stock" and be subject to Rule 15g-9 under the Exchange Act, or the "Penny Stock Rule." This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers and "accredited investors" (generally individuals with a net worth in excess of $1,000,000, excluding the value of the primary residence or an annual income exceeding $200,000). For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received their purchaser's written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market (if a market for our stock ever develops).

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For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in penny stock, of a disclosure schedule required by the SEC relating the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market for penny stocks.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes statements about the future. These are forward-looking statements. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. The words "believe," "may," "estimate," "continue," "anticipate," "intend," "expect" “hope” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including but not limited to those described in "Risk Factors."

In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

USE OF PROCEEDS

We estimate that we will receive net proceeds of up to $63,991.40 from our sale of the Common Stock offered by us in this offering, based upon an assumed initial public offering price of $0.015 per share. We estimate our offering costs at $11,008.60 which would leave us with net proceeds of $63,991.40 if the offering is fully subscribed at $75,000. Our actual proceeds could vary significantly because this is a best efforts offering and we may not sell the full amount of shares offered. Because this Offering is being made directly by the Company , we will not incur underwriting discounts and commissions. We have enough current cash on hand to pay offering expenses.

The principal purpose of this offering is to obtain additional capital for product development and operating expenses. We expect the commercialization process to take more than one year and the proceeds of this offering are not expected to cover those commercialization costs. Investors should be aware that we may not succeed in our efforts to commercialize this technology. We hope that creating access to the public equity market for investors will facilitate our future access to capital we will need to succeed as a company.

We currently have no specific budget for the use of the net proceeds of this offering. We anticipate that we will use the net proceeds received by us from this offering for general corporate purposes, including working capital. If less than the full amount of the offering is received, we expect to prioritize the use of proceeds to complete the development of our next test unit for desalination of salt water while maintaining corporate operations. We may also encounter opportunities to acquire compatible technologies or businesses that will help us reach our goals as a company. We have no current agreements or commitments with respect to any material acquisitions and have not talked to any potential acquisition target. The anticipated use of proceeds set forth below does not include future brand development costs.

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Because of the no-minimum nature of the Offering , it is possible that less than all of the $63,991.40 will be raised in the Offering. The table below sets forth our estimate of how the net proceeds will be used if less than all of the securities offered in this Prospectus are sold.

Amount Sold	25%	50%	75%	100%
Product development	$11,000	$25,000	$34,000	$43,000
Personnel costs	—	—	4,000	5,000
General overhead and operating expense	4,997	6,996	9,994	15,991
Total:	$15,997	$31,996	$47,994	$63,991

If we do not raise the full amount of this Offering, we will have to raise additional funds from other sources to pay estimated minimum expenses for the next year. Pending such uses, we plan to invest the net proceeds in highly liquid, investment grade securities and to deposit the balance in the Company's bank account.

DETERMINATION OF OFFERING PRICE

The offering price of the securities described in this Prospectus has been determined arbitrarily by our Board of Directors without reference to intrinsic value, market comparables or competitors that are already public companies.

DILUTION

If you invest in this Offering, the shares you purchase will be immediately diluted to the extent of the difference between the initial public offering price per share of our common stock and the adjusted net tangible book value per share subsequent to this Offering. Net tangible book value per share represents the amount of our total tangible assets less total liabilities divided by the number of shares issued and outstanding on a fully diluted basis. The net tangible book value per share before the offering is calculated as of September 30, 2012 based on the number of shares issued and outstanding on that date (516,035,000). The adjusted net tangible book value per share after the offering and is based on the total number of shares outstanding after the offering (521,035,000 shares) assumes that all of the shares offered are sold in the offering. Because there will be more shares outstanding after the offering than before the offering, the value of each share relative to our total net tangible assets will produce a smaller value per share. As shown in the table below, the net tangible book value of each share you purchase will be significantly less ($0.01482) than what you paid for that share ($0.015).

Investors participating in this offering will incur immediate and substantial dilution. Our net tangible book value before the offering is: $0.00004, computed as total stockholders' equity less goodwill and other intangible assets as of the quarter ended September 30, 2012. Assuming the sale by us of 5 million shares of common stock at an initial public offering price of $0.015 per share, our post offering adjusted net tangible book value at September 30, 2012, would have been $0.00018 per share of common stock. This represents an immediate increase in net tangible book value of $0.00014 per share common stock to our existing stockholders and an immediate dilution of $0.01482 per share to the new investors purchasing shares in this offering. By way of comparison, the effective cash cost of shares held by officers and directors is $0.0001 compared to the public offering price of $0.015. The following table illustrates this per share dilution:

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Assumed initial offering price per share:	$0.015
Net tangible book value per share as of September 30, 2012:	$0.00004
Increase in net tangible book value per share for existing shareholders attributable to this offering:	$0.00014
Adjusted net tangible book value per share after the offering:	$0.00018
Dilution per share to new investors:	$0.01482

BUSINESS

Overview

4G Enterprises, Inc. is an emerging growth desalination technology company, which is developing a solar powered desalination system that takes seawater and processes it into potable drinking water. Salty seawater, brackish water or polluted water is widely available in many places where fresh water is in short supply. This is particularly true in arid Mid-Eastern nations and island states. The purpose of our patent pending technology is to make undrinkable salty water fit for human consumption through the process of desalination.

We are developing a technology to harness the thermal energy of solar radiation and concentrating it to heat salty water past the boiling point and then to condense the vapor into fresh, potable water. We do this by combining a series of solar reflectors to concentrate a large amount of solar thermal energy onto a tube through which salt water flows and is heated by the thermal energy from the reflectors. Solar energy, derived from the sun, is abundant and free, so this reduces the cost of energy input over systems that must depend on fossil fuels to power the desalination process.

Upon formation, the company acquired the Patent Pending technology for its solar desalination technology from Proven Technology and Equipment, Inc. and began building the next prototype unit for testing. The company is also preparing a second patent related to a more efficient solar thermal tube configuration. The current phase of development is focused on determining the optimal reflector design to concentrate solar energy on the glass tubes through which the salt water will flow within the processing unit. The test unit we are currently building uses ten 4' X 8' curved mirrors to concentrate this 320' of mirrored surface on 40' of glass solar thermal tubes through which the water is pumped while it is heated.

Existing technologies, with which we will compete, uses reverse osmosis, a high-pressure filtering process, or flash distillation, boiling the water generally using some form of fossil fuel. Reverse osmosis and flash desalination units currently in use require energy input from traditional sources such as oil, gas or electricity. This makes desalinated water more expensive than water from natural sources for municipalities . These energy sources are non-renewable and represent a significant portion of the cost of desalinating water in current plants. Our goal is to eliminate the need for fossil fuels in the desalination process. We believe our system will be attractive to the market if we succeed in commercializing this technology because it uses solar energy as its primary energy input and is environmentally friendly.

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Our goal at this stage for product development is to test various configurations of our solar technology to determine the most efficient technology design for the desalination of salt water into fresh , potable drinking water. When we feel we have perfected the solar thermal heating component of the technology, our next step will be to engineer and build a complete prototype unit including pressure management systems, condensing technology and measurement and valves.

We expect it to take approximately one year to complete the design and testing of our technology since we are forging a new technology. We only have enough cash on hand as of the end of the last period to continue operations for approximately six months. Each step of the process will require multiple tests and design adjustments before our product will be ready to sell to clients. Because we are testing new designs, we cannot predict the precise outcome of each iteration of the product development process, which means we do not know for sure how long it will take for us to finish the commercialization of our product or whether we will succeed in that process. We will need to reach the commercialization stage of product development to begin generating revenue. If we are unsuccessful in reaching this goal, we will not be able to generate revenue. The product development cycle is unpredictable and risky and we cannot be certain of our timelines or ability to bring our product to market.

Our mission is to develop a new technological platform that uses renewably energy - in our case solar power, to desalinate water. Many parts of the world are experiencing water shortages, particularly arid nations. We are building on three key goals:

•	Our first goal is to create an efficient desalination technology that operates on solar energy. This will reduce the need for fossil fuel input and provide new flexibility for the location of desalination plants. By using solar power to desalinate salt water, we will create a green alternative to traditional desalination technology that uses large amounts of fossil fuels.

•	Our second goal is to improve the economic efficiency of desalination by reducing the fuel input cost per cubic meter of water. Current technologies require monetary output for fuels required to operate reverse osmosis and flash distillation systems. By using ambient solar energy, we believe we can reduce the cost of water for our future clients.

•	Our third goal is to address the increasing water scarcity that is developing in certain regions of the world. In arid climates and on island nations, growing populations put stress on natural supplies of fresh water. Our technology will also work on brackish and polluted waters.

We believe that our technology could provide a new solution to the rising need for fresh water in strategic parts of the world. We expect our technology to fit into situations in arid climates or isolated environments where salt water is plentiful and fresh water is in short supply.

Our Mission

Fresh water is one of the most important commodities for healthy living. Our mission is to create and deliver a technology that addresses that need in two ways:

•	First, we want to use renewable solar energy to produce fresh water from seawater in order to reduce the use of fossil fuels for desalination. We believe it is time for water desalination to join the "green" movement with a technology that doesn't depend on large amounts of polluting fuels to operate the desalination plant.

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•	Second, we believe that operating costs can be reduced by eliminating much of the fuel input cost currently a part of desalination plant operation. Since there is no fee for capturing the ambient sun's energy, there is no per unit cost for energy input when using solar desalination.

We believe that our end user of fresh water must be the focus of our development process. We also believe that this focus is critical for the creation of long-term value. We do not intend to compromise our user focus for short-term economic gain.

We aim to achieve this goal by developing the most efficient solar thermal process possible using current technology to desalinate seawater.

WebSite

Our current site is www.4G-Enterprises.com. The content of our Web site is not a part of this Prospectus.

Marketing

If we succeed in getting our product ready for the commercial market, we expect the majority of our customers to be governmental units such as municipalities or nations with available seawater who need to increase the amount of fresh water available to their citizens and residents. Desalination plants are currently in operation and being built in many parts of the world and we expect the demand for desalination technology to increase in coming years.

This means that if we succeed in building an operating prototype plant, we will need to meet with representatives of governments and municipalities to communicate to them the benefits we see in our solar desalination technology.

The Need For Fresh Water

According to www.WaterAidAmerica.org, 783 million people in the world do not have access to safe water, that’s roughly 11% of the world's population. Globally, people use 70% of water resources for agriculture and irrigation and only 10% for domestic use.

Water covers 70% of the earth's surface. Of that water, 97% of it is undrinkable seawater while another 2% is locked in polar ice caps. That leaves about 1% of the earth's water resources available for human use and half of that is polluted according to the book, "Troubled Water" by Anita Roddick. By way of illustration, she states that it takes 2,500 gallons of water to produce one pound of beef.

Water is a closed ecosystem, which means that the amount of water on the earth is constant. Rain falls on the mountains and plains and runs eventually to the sea in rivers where is mixed with the salty seawater. Sun and wind act upon the water causing evaporation, which creates clouds. The wind blows the clouds back over the land where the rain once again falls as fresh water and the cycle begins again.

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According to the World Water Council, www. WorldWaterCouncil.com, "water stress results from an imbalance between water use and water resources. Water stress causes deterioration of fresh water resources in terms of quantity (aquifer over-exploitation, dry rivers, etc.) and quality (eutrophication, organic matter pollution, saline intrusion, etc.)

Competition:

Desalination is a mature industry with major reverse osmosis plants in operation in many parts of the world and many more in the planning and construction process. In addition, competitors like Consolidated Water focus successfully on smaller island nations such as the Cayman Islands, Belize, Barbados and the Bahamas. Large competitors on the equipment side of the desalination business include GE and Siemens, which have made significant investments in the manufacturing and sale of desalination equipment and technology.

Of the 1,416 desalination plants operating in the United States, 53.8 percent are used to filter brackish water, according to the International Desalination Association. For example, the 27.5 million gallon-per-day (mgd) Kay Bailey Hutchinson desalination facility that opened in 2007 in El Paso, Texas, treat brackish water to supplement the city's fresh water supply from the Rio Grande.

In 2007, the use of desalination, the derivation of fresh water from seawater or brackish water, grew by 43 percent globally, according to the Topsfield, Mass.-based International Desalination Association (IDA). In the United States, 65 new plants are planned or under construction, including one in Carlsbad, California, which will be the largest in the Western Hemisphere.

According to Wikipedia.com, the Carlsbad desalination plant is a desalination plant under construction in Carlsbad, California. It is scheduled to be the largest desalination plant in the United States. The project, headed by Poseidon Resources it is predicted to cost $530 million to build. Construction began in late 2009 and is scheduled to be completed in 2012. It is expected to produce 50 million US gallons (190,000 m3) of water a day or 0.07 cubic km a year. Tampa Bay Water brought what was then the largest U.S. desalination plant online in 2008 near Tampa, Florida. It produces up to 25 million gallons of water per day, which is about 10% of the areas drinking water.

We expect to see additional competition from technology developers in the desalination space such as NanoH20, which grew out of research project at UCLA and has raised $20 million. It is developing a membrane embedded with nanoparticles that repels salts and lets water pass. Energy Recovery is developing a ceramic PX Pressure Exchanger to recover energy from the high pressure desalination process and to recycle that energy within the system. Quos is a Chicago company founded by Chinbay Fan and funded by Khosla Ventures, it has applied for a patent for a system that desalinates water with graphite porous electrodes. Stony brook Purification has created a thin, fibrous scaffold for reverse osmosis membranes that increases water flow to the reverse osmosis membrane.

To compete in this industry we must be able to differentiate our technology from that of existing competitors, complete the commercialization process and develop the ability to deliver our technology at a cost competitive price per cubic meter of water produced. Our competition is much more developed both in terms of technology and sales force and we will face substantial challenges as we seek to break into this industry and establish a market for our new process.

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Intellectual Property

We currently hold one provisional patent for solar-thermal desalination using a solar concentrator as a heat source, which gives us a patent pending status on our intellectual property while we are continuing the design work and building the prototypes of our system. A provisional patent is valid for one year from the date of issue after which the company must file a permanent patent application or it exclusive rights to the patented technology is lost. After the permanent patent application is filed, it must go through an approval process with the U.S. Patent and Trademark Office. If we are not successful in maintaining our intellectual property rights, it would have a negative material effect on our future prospects because we would lose the exclusive right to develop and sell our technology. We must file our patent application by the first quarter of 2013. If we are not granted the follow on patent we will lose the exclusive right to our technological idea. That would mean that other companies could compete with us by trying to develop technology that uses the same principals as those contained in our provisional patent. This competition, if it were to occur, could substantially reduce our ability to succeed in the future. The first patent is for our system design including the solar desalination and system balancing components of our technology. We are preparing to file a second provisional patent that relates to improvements in the solar collection efficiency of fin based solar tube collectors.

We rely upon a combination of trademark, copyright and trade secret laws in the U.S. and other jurisdictions as well as contractual provisions to protect our proprietary technology. We may also enter into confidentiality and invention assignment agreements with our employees and consultants and confidentiality agreements with other third parties, and we rigorously control access to proprietary technology.

Circumstances outside our control could pose a threat to our intellectual property rights. For example, effective intellectual property protection may not be available in every country in which our products and services are distributed. Also, the efforts we have taken to protect our proprietary rights may not be sufficient or effective. Any significant impairment of our intellectual property rights could harm our business or our ability to compete. Also, protecting our intellectual property rights is costly and time consuming. Any increase in the unauthorized use of our intellectual property could make it more expensive to do business and harm our operating results.

Government Regulation

We will be subject to a number of foreign and domestic laws that affect companies producing water for human consumption. There are local, state and national laws related to water purity, use of source water and protection of wildlife that lives within the source water.

Our equipment and desalination plants will be subject to local and state inspection requirements as well as permitting and licensing requirements prior to construction. Prior to going online, each plant will have to be tested and pass local review related to water purity and environmental compliance. We will be required to operate our plants in accordance with government guidelines in each jurisdiction in which a plant operates. Laws and regulations may vary significantly from one jurisdiction to another. All jurisdictions are expected to be required to meet the World Health Organization's Guidelines for drinking water quality and contain less than 200 mg/1 of total dissolved solids.

We will face government regulations related to the protection of the environment at the water intake where seawater is captured for processing in the plant and at the brine return point where the water with a high brine content is returned to the sea. In some locations the brine water may be returned to the sea and in others it may need to be pumped into deep wells.

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Employees

We have only one employee and use contract labor for the construction of our test units. We use consulting engineers for engineering services rather than full-time employees.

We will continue to try to minimize corporate hierarchy and rapid growth in our employee base in order to maintain greater control over budget and expenses. None of our current employees are compensated on a full-time basis and each is engaged in other activities at least part of the time.

Legal Proceedings

We are not engaged in any legal proceedings or lawsuits and management is not aware of any claims or pending litigation related to the business.

Facilities

We lease a corporate office at 800 Town and Country Blvd., Suite 300, Houston, Texas 77024. We do not own any real estate of office space.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the financial condition and results of our operations should be read in conjunction with the consolidated financial statements and the notes to those statements included elsewhere in this prospectus. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the section entitled "Risk Factors" and elsewhere in this prospectus.

Overview

4G Enterprises, Inc. is a development stage company incorporated on January 4, 2012 which is currently developing a solar desalination technology based upon patent pending technology it acquired in early 2012. Our fiscal year end is June 30. We are an emerging growth company under the Jumpstart Our Business Startups Act of 2012. We are currently building and testing the third configuration of our technology using ten 4' X 8' mirrors focused on a solar thermal tubes through which the water runs while it is heated by the solar energy reflected from the mirrors. We do not expect to generate revenue from operations until and unless our technology commercialization process has been completed. We expect this to take at least one year.

Plan of Operations

4G Enterprises acquired its patent pending technology immediately upon formation in January of 2012. It then proceeded design the current unit under construction for testing which is 40' long using 8' mirrors concentrating solar energy on solar thermal tubes through which water is pumped as it is heated by the solar thermal energy reflected from the mirrors. The current phase of product development is focused on the design of the solar thermal heating components of the desalination system.

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We expect the proceeds of this offering to fund the costs of operations for the next twelve months. We estimate that we could continue operations for approximately six months with the cash currently on hand.

During the next twelve months, we plan to design and test the various components of the solar desalination system and to file patents on those components, which are our original designs. This will include developing and testing temperature controls and pressure balancing systems. We expect to use existing condenser technology to condense the steam into fresh water at the end of the process. There are uncertainties and risks in the development process based on how well each component works as it is developed and how many problems need to be solved in subsequent iterations of the design. This means that we do not have a precise timeline for completion of the commercialization process.

When our technology is completed, we expect the majority of our customers to be existing water utilities or municipalities or governmental entities that need to provide water to their citizens.

We are an emerging growth company. This is defined as a company with gross revenues of less than one billion dollars during its most recent fiscal year. Status as an emerging growth company will end, a) on the last day of the first year in which the company has gross revenue of over one billion dollars; or the last day of the fiscal year of the company following the fifth anniversary of the date of the first sale of common stock under an effective registration statement; or the date on which the company has, in the previous three years issued over one billion dollars in convertible debt; or the date on which the company is deemed to be a large accelerated filer. As an emerging growth company, the law provides the company with certain exemptions from the securities laws. For example: a) only two years of audited financial information will need to be provided rather than three years; b) the company would have the ability to make pre-filing offers to investors to test the waters (we did not elect to use this exemption in regard to this offering); c) investment banks will be permitted to publish research reports about us immediately after the company becomes public; and d) certain governance and disclosure requirements are scaled back for up to five years for new emerging growth companies including: (i) an exemption on 'say-on-pay' votes by shareholders; (ii) a more limited executive compensation disclosure; (iii) an exemption from the requirement to hire an independent auditor to attest to the company's internal controls; (iv) a longer phase in period for revised financial accounting standards and (v) an exemption from the proxy rules related to compensation as set forth in Section 14A(b) of the Securities Act.

A company may elect out of the provisions related to emerging growth companies but we have not made that election. An election to opt out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) is irrevocable.

Our President also serves on the Board of Directors of an Internet Company named Bensata Corp. that provides an open source platform for inventors. Since we are developing and designing a physical desalination system, we do not expect to experience business conflicts with this company. Our principal financial officer also serves as the corporate secretary for this company on a part-time basis. There is a potential conflict of interest that may arise as to the allocation of potential investors who may have a relationship with these individuals as to which company they would recommend as an investment opportunity to such potential investors in the future.

Liquidity and Capital Resources

From inception to date our only source of cash to fund operations has been from investors through the sale of our securities to them and from additional paid in capital.

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Upon formation in January 2012 we issued eighty million shares of common stock to acquire the patent pending rights to our technology at a valuation of $0.001 per share or $80,000. The Board of directors determined this valuation in an arms length negotiation with Proven Technology & Equipment, which is not a related party to our company. Along with the second patent we are preparing to file, this is our primary non-cash asset.

In May 2012, we issued 40 million shares of Class A Preferred stock to an investor in exchange for $40,000 or $0.001 per share to fund the current prototype we are testing and for operating and administrative expenses. This investor has since converted its Class A Preferred stock to common stock at the contractual conversion ration of 10 for 1, which leaves us with no preferred stock currently issued and outstanding.

In March 2012 we initiated an employee stock incentive plan under and exemption from registration set forth in Reg. D, Section 701. Since inception, we have issued 36,035,000 shares to individuals for services under this stock incentive plan representing 7% of our total issued and outstanding common stock.

We are offering up to 5 million shares in this offering at $0.015 per share, which if the offering is fully subscribed will give us $75,000 for further operations. We estimate our offering costs at $11,008.60 which would leave us with net proceeds of $63,991.40.

We had $38,202 cash on hand as of June 30, 2012 and $20,457 at as of the quarter ended September 30, 2012. We will need additional funds from this offering or from other sources to pay our anticipated costs for the next twelve months. If fully funded, this offering will provide us with additional net funds of $63,991 which we believe, along with our current resources, will be sufficient to implement our business plan for the next twelve months. If we need additional capital beyond the proceeds of this offering, we expect to seek private funding from individuals or institutions under available exemptions from registration as needed.

Stock-Based Compensation.

As noted above, we have issued 36,035,000 shares to individuals under our employee stock incentive plan, which we provided under an exemption from registration set forth in Regulation D, Section 701. Each of these shareholders holds less than 5% of our issued and outstanding shares. No warrants or options have been issued.

We do not have any debt or long-term liabilities at this time. We have paid for our operating expenses as we progressed. We do not currently have any plans to use debt financing because we feel that it increases the financial risk related to the ownership of our common stock. However, this could change in the future.

We expect the proceeds of this Offering, if fully subscribed, to be sufficient to fund our operations for at least the next 12 months. If this offering is not successful in raising the funds projected, we will need to seek other sources of financing which may or may not be less favorable to the current shareholders.

Capital Resources

We expect the proceeds of this offering and the funds currently held in Federally insured U.S. banks to be our primary source of liquidity for the next twelve months. We expect to need about $75,000 for operating costs in order to continue to develop our product and deliver it to the market over the next twelve months.

Because of the no-minimum nature of the Offering, it is possible that less than all of the $75,000 will be raised in the Offering. The table below sets forth our estimate of how the net proceeds will be used if less than all of the securities offered in this Prospectus are sold. If we sell less than the full amount of the Offering, we will have to raise additional funds from other sources to pay our estimated expenses for the next year.

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Amount Sold	25%	50%	75%	100%
Product development	$11,000	$25,000	$34,000	$43,000
Personnel costs	—	—	4,000	5,000
General overhead and operating expense	4,997	6,996	9,994	15,991
Total:	$15,997	$31,996	$47,994	$63,991

If we succeed in commercializing our technology, we will have two possible income streams. First, we can sell or license our technology to others for a fee, or we can build and operate desalination plants under long-term contracts for others.

We expect that we will have to acquire additional capital in the future to complete the implementation of our business plan. This may cause additional dilution to investors who purchase shares in this offering if we must sell shares at a lower price at a later date in order to obtain the capital we need to continue to execute on our business plan.

Trends in Our Business

Due to continued international water shortages in certain parts of the world, the demand for desalination plants has grown steadily over the last 20 years. The need for fresh water is driven by population growth, over-use of natural water sources and the pollutions of existing water resources. We expect this trend to continue in the future and expect the demand for desalination plant to increase.

Technology in general has sought environmentally friendly, green energy solutions whenever possible in recent years. We believe this trend will provide an opening for us within the desalination industry. As the price of fossil fuels increases, we believe that customers will be open to a green, renewable technology for the desalination of seawater into fresh water. A critical component of our future success will be our ability to deliver desalination powered by renewable energy at prices that are competitive with existing technology.

Provision for Income Taxes

Income Taxes . The Company has incurred losses since inception and therefore, has not been subject to payment of federal income taxes. As of June 30, and September 30, 2012, estimates a net operating loss carry forward of $5,634 and $16,158 respectively, resulting in a deferred tax asset of approximately $1,972 and $5,655 respectively. The carry forwards, if not utilized, begin to expire in 2032. Because tax laws in the United States limit the time during which an NOL and tax credit carry forwards may be applied against future taxable income and tax liabilities, the Company may not be able to take full advantage of NOL and tax credits for federal income tax purposes. We have not recognized the tax benefit in the above financial statements since they are contingent.

A reconciliation of the federal statutory income tax rate to our effective tax rate is set forth in Note 2 of Notes to Financial Statements included in this prospectus.

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Off-Balance Sheet Entities

At the end of the periods ending June 30, 2012 and September 30, 2012 respectively, we did not have any relationship with unconsolidated entities or financial partnerships, such as entities often referred to as structured finance or special purpose entities, which would have been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes.

Critical Accounting Policies and Estimates

We prepare our consolidated financial statements in accordance with accounting principles generally accepted in the U.S. In doing so, we have to make estimates and assumptions that affect our reported amounts of assets, liabilities, revenues and expenses, as well as related disclosure of contingent assets and liabilities. In many cases, we could reasonably have used different accounting policies and estimates. In some cases changes in the accounting estimates are reasonably likely to occur from period to period. Accordingly, actual results could differ materially from our estimates. To the extent that there are material differences between these estimates and actual results, our financial condition or results of operations will be affected. We base our estimates on past experience and other assumptions that we believe are reasonable under the circumstances, and we evaluate these estimates on an ongoing basis. We refer to accounting estimates of this type as critical accounting policies and estimates, which we discuss further below. Our management has reviewed our critical accounting policies and estimates with our board of directors. (See, Note 2 to our Financial Statements.)

Stock Issued and Stock-based Compensation

We have 516,035,000 shares of common stock issued and outstanding as of June 30, 2012 and September 30 respectively we had no shares of preferred stock outstanding. We have no options or warrants issued or outstanding. We have 16 shareholders of record prior to the Offering. We are authorized to issue up to 800 million shares of common stock and up to 100 million shares of preferred stock by our articles of incorporation. We issued 36,035,000 million shares of common stock to 7 individuals pursuant to our Incentive Compensation Stock Plan, which represents as a whole 7% of our issued and outstanding common stock. None of the recipients of stock grants under the Plan hold more than 5% of our issued and outstanding shares.

Critical Accounting Policies:

Accounting for Stock-Based Awards to Employees

Share-based compensation cost for grants under our Incentive Stock Compensation Plan is measured based on the grant date fair value on the date of each grant. The Company recognizes share-based compensation cost as expense on a straight-line basis over the requisite service period.

We have not granted any stock options. In the future, we may grant stock options at exercise prices equal to the value of the underlying stock as determined by our board of directors on the date of option grant. For purposes of financial accounting , we will apply hindsight to arrive at reassessed values for the shares underlying our options and issued under other transactions.

If stock options are granted in the future, we will estimate the value of stock option awards using the Black-Scholes model for valuation.

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Accounting for Stock-Based Awards to Non-employees

We will measure the fair value of options to purchase our common stock granted to non-employees throughout the vesting period as they are earned, at which time we recognize a charge to stock-based compensation. The fair value is determined using the Black-Scholes option-pricing model, which considers the exercise price relative to the reassessed value of the underlying stock, the expected stock price volatility, the risk-free interest rate and the dividend yield. As there has been no public market for our stock, our assumptions about stock-price volatility are based on the volatility rates of comparable publicly held companies. These rates may or may not reflect our stock-price volatility should we become a publicly held company.

Our consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. The preparation of these consolidated financial statements requires the use of estimates, judgments, and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the periods presented. The significant accounting policies that we believe are the most important to aid in fully understanding our financial results are the following:

Use of Estimates:  The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

Income Taxes: Deferred income taxes are recognized for temporary differences between the tax basis of assets and liabilities and their reported amounts in the financial statements. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

Effect of Recent Accounting Pronouncements

We initially account for our intellectual property assets (patents) at cost pursuant to ASC 350. We then amortize our intangible assets on a straight line basis over ten years based upon our estimate of their useful life. For example, we account for the purchase of our initial patent pending technology at the valuation of the shares that were issued for its purchase. We use this method to value intellectual property because we do not have sufficiently certain information nor metrics upon which to apply fair value method to these assets due to their unique character and early stage of development.

ASC 350-20-35-3 provides accounting guidance amending the method an entity uses to test its intangible assets for impairment. Under the updated guidance an entity is not required to calculate the fair value of a reporting unit unless it determines that it is more likely than not that its fair value is less than its carrying amount. An entity has the option to first assess qualitative factors to determine whether the existence of events or circumstances leads to the determination that it is more likely than not that a reporting unit’s fair value is less than its carrying amount. If the determination is that it is not more likely than not, then performing the two-step impairment test is unnecessary. The updated guidance is effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011. Early adoption is permitted, including for annual or interim goodwill impairment tests performed prior to September 15, 2011, if an entity’s financial statements for the most recent annual period have not yet been issued.

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PLAN OF DISTRIBUTION

Shares Offered by the Company:

We are offering the shares on a "self-underwritten" basis solely through the officers and directors named in this Prospectus. Our officers and directors will not receive any commissions or other remuneration of any kind in connection with his participation in this offering based either directly or indirectly on transactions in securities.

This offering is a self-underwritten offering, which means that it does not involve the participation of an underwriter to market, distribute or sell the shares offered under this prospectus. This offering will terminate upon the earlier to occur of (i) 30 days after this registration statement becomes effective with the Securities and Exchange Commission, (ii) the date on which all 5,000,000 shares registered hereunder have been sold. We may, at our discretion, extend the offering for an additional 30 days.

How to subscribe to this Offering: Investors seeking to invest in this Offering will be required to complete a subscription agreement in the form set forth in our Exhibit 99.1, specimen subscription agreement filed as an exhibit to our S-1 registration statement. Each investor will be required to deliver a check for good funds in U.S. dollars in for the amount of the subscription made out to 4G Enterprises, Inc. to pay for the shares subscribed for in the subscription agreement and deliver the same to the company at 800 Town and Country Blvd., Suite 300, Houston, Texas 77024. The Company shall have the right to accept or reject any subscription, in whole or in part. An acknowledgment of the acceptance of a subscription will be returned to the subscriber promptly after acceptance. Management will determine if the subscriber has meet the requirements of this Prospectus and the laws, including Blue Sky laws related to this Offering and accept or reject each subscription. If a subscription is rejected, the funds will be returned to the investor in full.

We anticipate that we will be initially offering our securities in the State of Texas. Once this Registration Statement is effective, and if our Board of Directors believes that there is sufficient interest in us to offer our securities in the state of Texas, we will register with the state of Texas under 'blue sky' laws. However, we have not yet applied for 'blue sky' registration in any state, and there can be no assurance that we will be able to apply, or that our application will be approved and our securities will be registered, in Texas or any other state in the United States.

Our officers and directors will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer.

1.	None of our officers or directors is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation;

2.	None of our officers or directors will be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3.	None of our officers or directors will he be at the time of participation in the offering, an associated person of a broker-dealer; and

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4.	Our officers and directors, meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or intend primarily to perform at the end of the offering, substantial duties for or on our behalf other than in connection with transactions in securities; and (B) is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) have not participated in selling and offering securities for any issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our officers, directors, control persons and affiliates do not intend to purchase any shares in this offering.

If applicable, the shares may not be offered or sold in certain jurisdictions unless they are registered or otherwise comply with the applicable securities laws of such jurisdictions by exemption, qualification or otherwise. We intend to sell the shares only in those jurisdictions in which this offering has been qualified or an exemption from the registration requirements is available, and purchases of shares may be made only in those jurisdictions.

In addition and without limiting the foregoing, we will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective and our offering is ongoing. We will not use public solicitation or general advertising in connection with the offering. Once this registration statement is declared effective by the SEC, we anticipate inviting interested parties known to our officers and directors or who have a prior relationship with any of them or the company to review the registration statement. Initial introductions to interested parties will be made through verbal communications.

This offering will continue for the longer of: (i) 30 days after this registration statement becomes effective with the Securities and Exchange Commission, or (ii) the date on which all of the shares registered hereunder have been sold. We may at our discretion extend the offering for an additional 30 days.

Subscription Procedure

Each subscriber to this offering must execute and deliver to us a copy of the Subscription Agreement attached to this registration statement as exhibit 99.1. We will review the materials and, if the subscription is accepted, the Company will execute the Subscription Agreement and return a copy of the materials to the subscriber. The Company shall have the right to accept or reject any subscription, in whole or in part. An acknowledgment of the acceptance of a subscription will be returned to the subscriber promptly after acceptance.

Payment for the amount of the shares subscribed for shall be made at the time of delivery of the properly executed Subscription Agreement by check, bank draft or wire transfer of funds immediately available to the Company at the address set forth in the Subscription Agreement or to an account specified by the Company. The date upon which the transaction contemplated by the Subscription Agreement shall become effective (the "Closing") will occur on such date or within such period as may be specified at the discretion of the Company with written notice to the Subscriber. There is no minimum aggregate amount of Shares which must be sold as a condition precedent to the Closing, and the Company may provide for one or more Closings while continuing to offer the Shares that constitute the unsold portion of the Offering.

We do not expect to incur selling expenses or commissions related to the sale of securities described in this Prospectus.

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Estimated Costs Related to the Offering
Registration Costs	Transfer Agent Fees	Legal Fees	Accounting fees
$8.60	$1,500	$5,000	$4,500

We plan to pay the costs related to the offering out of current cash on hand and not from the proceeds of the offering.

Right of Cancellation

Each subscriber has a two-day cancellation right and may cancel their Subscription Agreement by sending notice to us by midnight on the second business day after the Subscriber signs the applicable Subscription Agreement.

Qualitative and Quantitative Disclosures about Market Risk

Following the effective date of this Prospectus, we expect to request listing on the OTCBB and OTCQB listing services. We do not expect to face quantitative risk related to changes in currency exchange rates in the next twelve months nor do we face significant risk from changes in interest rates since we do not have any debt instruments. As a publicly traded entity, we may face risks from qualitative and quantitative equity security prices since we will not have control over the price of our common stock as it is traded in the market. If our common equity price is volatile or if our equity is priced too low by the market, it could substantially effect the perception of us and our ability to raise money in the future from the additional sale of securities either privately or to the public.

Interest Rate Risk

We expect to invest our excess cash in a Federally insured U.S. bank. We do not expect to encounter material interest rate risk. Investments in both fixed rate and floating rate interest earning products carry a degree of interest rate risk.

MANAGEMENT

Executive Officers and Directors

Our executive officers and directors, and their ages and positions as of June 30, 2012 are as follows:

Name	Age	Position(s)

Anton Aleksandrov	22	President, Chairman
Valarie Grant	25	Secretary, Principal Financial Officer, Director
Jun Kim	57	Director

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Board of Directors

Our bylaws provide that the authorized size of our board of directors, which is currently three members, is to be determined from time to time by resolution of the board of directors. Our current directors were elected in the manner described in our certificate of incorporation and bylaws of the corporation. The holders of a majority of our preferred stock have sufficient votes to control the election of Directors.

No director qualifies as "independent" unless the Board affirmatively determines that the director has no material relationship with the company. In making this determination, the Board shall consider all relevant facts and circumstances, including the following standards:

•	a director is not independent if the director is, or has been an employee of the company within the last three years;

•	a director is not independent if the director has received, or an immediate family member has received more than $30,000 in total compensation within the last three years other than amounts paid for serving as a director of the corporation;

•	a director is not independent if the director or a family member has been a member of our external audit firm within the last three years;

•	a director is not independent if the director or a member of his family works for or represents a significant vendor providing products or services to the corporation.

Anton Aleksandrov, 22, CEO, Director

Mr. Aleksandrov is a young entrepreneur who brings social networking skills, inventiveness and an interest in technology to 4G Enterprises. In addition to his college studies, he is the primary inventor of the triple fin solar thermal concentrator, which is the second patent being prepared for filing by the Company. He also provided critical design input to our current prototype unit. He graduated from Spring Branch I.S.D. in 2009. Mr. Aleksandrov is currently a college student in Houston, Texas and is actively participating in the development of new inventions. He was born in Russia and is bilingual.

Valarie Grant, 25 Corporate Secretary, Principal Financial Officer, Director

Ms. Grant brings a background in office management systems to 4G Enterprises, Inc. She currently works as corporate secretary for the corporation and is responsible for compliance, registrations, and document management on behalf of the corporation and is our principal financial officer. From December 2010 to October 2011 she served as an administrative consultant and manager for M. Green Holdings, Inc. and One World Holdings, Inc. She has served as the corporate secretary for Bensata Corp. from 2011 to the present. She was self-employed in the operation of her own entertainment business from 2008 to 2010 providing event promotion and organizational services. She is an active entrepreneur and brings creative perspective to the 4G Enterprises management team.

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Jun Kim, 57, Director

Mr. Kim, (also know by his Korean name, Kwang Kim), is an electrical engineer with substantial experience in developing new products and intellectual property. His strong background in product development and the patenting of new inventions in which he participated give him a seasoned understanding of intelectual property and product development, the core components of Helpinventlt.com an Internet based, open-source invention platform which he operates as the President of Bensata, Corp. From 1992 to the present, he has operated Publicom, Inc., a systems engineering and electronics firm based in Houston, Texas. From 2002 to 2006 he worked for Vianet, Inc. which held patents to a set-top box delivering Internet content to televisions that he had helped to develop and market. These products were manufactured and sold primarily in China and Korea. His prior work includes the development of new software and technologies for the Chosen Daily News. After obtaining his Master's Degree and did doctoral work at the University of Missouri, he served as a university instructor in Korea. Mr. Kim is our only independent director.

Committees of the Board of Directors

Our board of directors acts as a whole in regard to the duties of the audit committee, compensation committee, and nominating and corporate governance committee.

Audit Committee

Our audit committee's main function will be to oversee our accounting and financial reporting processes, internal systems of control, independent auditor relationships and the audits of our financial statements. This committee's responsibilities will include the following:

Selecting and hiring our independent auditors.

Evaluating the qualifications, independence and performance of our independent auditors. Approving the audit and non-audit services to be performed by our independent auditors.

Reviewing the design, implementation, adequacy and effectiveness of our internal controls and our critical accounting policies.

Overseeing and monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters.

Reviewing with management and our auditors any earnings announcements and other public announcements regarding our results of operations.

We intend to comply with future audit committee requirements as they become applicable to us.

Leadership Development and Compensation Committee

Our leadership development and compensation committee's purpose will be to assist our board of directors in determining the development plans and compensation of our senior management, directors, consultants and employees and recommend these plans to our board. This committee's responsibilities will include:

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•	Reviewing the employee wide compensation philosophy;

•	Periodically reviewing our leadership development plans;

•	Reviewing and recommending compensation and benefit plans for our executive officers and board members;

•	Independently accessing externally provided market information on industry compensation practices; and

•	Setting performance goals for our officers and reviewing their performance against these goals;

Corporate Governance and Nominating Committee

Our corporate governance and nominating committee's purpose will be to assist our board by identifying individuals qualified to become members of our board of directors consistent with criteria set by our board and to develop our corporate governance principles.

Internal Controls

Because we are a small company that is developing a new technology and because we do not have sufficient staff in our accounting department to implement redundancy in the review of financial matters, our internal controls are inadequate because our staff is too small to institute proper redundancy safeguards and will need to be improved to meet corporate governance standards in the future.

Director Compensation

We do not currently compensate our directors in cash for their service as members of our board of directors. We do reimburse our directors for reasonable expenses in connection with attendance at board and committee meetings. Additionally, our directors are eligible to and have received receive stock grants.

Executive and Director Compensation

The following table sets forth information regarding the compensation that we paid to our Chief Executive Officer and each of our most highly compensated executive officers during the period ending June 30, 2012.  No additional executive or director compensation was paid in the quarter ended September 30, 2012.  We refer to these officers in this prospectus as the named executive officers.

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Summary Compensation Table for Fiscal Year 2012

Name & Principal Position		Salary	Bonus	Stock Awards		Option Awards	Nonequity Incentive plan compensation	Nonqualified deferred compensation	All other Comp	Total
Anton Aleksandrov, President	2012	0	0	$1,200	(1)	0	0	0	0	$1,200
Valarie Grant, Secretary, Principal Accounting Officer	2012	0	0	$1		0	0	0	0	$1

1.       Anton Alesandrov was granted 12,000,000 shares of common stock on May 21, 2012 under the Company’s Employee Stock Incentive Plan provided under an exemption from the registration requirements of the Securities Act in Regulation D, Section 701 at a valuation of $0.0001 per share. We calculated the fair value of the stock grant based upon the most recent transaction value of our of securities to investors in arms-length transactions. This represents the aggregate grant date fair value of such awards, calculated in accordance with FASB ASC 718.

2.      Valarie Grant was granted 10,000 shares of common stock on June 4, 2012 under the Company’s Employee Stock Incentive Plan provided under an exemption from the registration requirements of the Securities Act in Regulation D, Section 701 at a valuation of $0.0001 per share. We calculated the fair value of the stock grant based upon the most recent transaction value of our securities to investors in arms-length transactions. This represents the aggregate grant date fair value of such awards, calculated in accordance with FASB ASC 718.

Directors Compensation
Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non- equity Incentive Plan	Non-qualified Deferred Compensation	All other Compensation	Total
Jun Kim	0	$1	0	0	0	0	$1

1. Jun Kim was granted 10,000 shares of common stock on June 4, 2012 under the Company’s Employee Stock Incentive Plan provided under an exemption from registration under Regulation D, Section 701 at a valuation of $0.0001 per share. We calculated the fair value of the stock grant based upon the most recent transaction value of our securities to investors in arms-length transactions. This represents the aggregate grant fair value of such awards, calculated in accordance with FASB ASC 718.

Employee Benefit Plans

On March 16, 2012 the Board of Directors approved an employee stock incentive plan under an exemption from registration set forth in Section 701 of Regulation D. Under the plan, the company may issue up to 40 million shares to individuals for services provided to the company. As of the end of the most recent reporting period, 36,035,000 million shares have been issued under the plan representing 7% of our issued and outstanding common stock as of the date of this Prospectus.

Stock Gants to Employees, Management and Consultants

During the fiscal year ending June 30, 2012 a total of 36,035,000 shares were issued to 7 individuals for various services provided to the Company. This included shares to our Officers and Directors as well as shares issued to consultants and individuals who assisted us in other ways with our project development. The shares issued under the Employee Stock Incentive Plan were issued at a grant date fair value of $0.0001 per share.

Option Grants in Last Fiscal Year

No stock options were granted to officers or directors since inception. Stock grants are detailed in the tables above.

Employment Agreements

We do not currently have any employment agreements with any of our employees and each serves as an employee at will.

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Limitation on Liability and Indemnification Matters

Our certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Wyoming law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:

•	Any breach of their duty of loyalty to us or our stockholders.

•	Acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law.

•	Unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in of the Wyoming General Corporation Law.

•	Any transaction from which the director derived an improper personal benefit.

Our bylaws provide that we are required to indemnify our directors and officers and may indemnify our employees and other agents to the fullest extent permitted by Wyoming law. Our bylaws also provide that we shall advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity, regardless of whether our bylaws would otherwise permit indemnification. We have entered and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by the board of directors. These agreements provide for indemnification for related expenses including attorneys' fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding.

We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain directors' and officers' liability insurance.

The limitation of liability and indemnification provisions in our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Furthermore, a stockholder's investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees regarding which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

Insofar as the provisions of our certificate of incorporation or bylaws provide for indemnification of directors or officers for liabilities arising under the Securities Act of 1933, we have been informed that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

To the extent applicable, we have provided all relevant information to any related party engaged in a transaction in which the amount exceeded $120,000 or one percent of our total assets at year end for the last three fiscal years. Since inception, we have not been a party to, and we have no plans to be a party to, any transaction or series of similar transactions in which the amount involved exceeded or will exceed $120,000 or which represents more than one percent of our total assets at the end of the period in which the transaction occurred and in which any current director, executive officer, holder of more than 5% of our capital stock, or entities affiliated with them, had or will have a material interest, other than as described above in the section captioned "Management" and in the transactions described below.

Indemnification Agreements

Our certificate of incorporation and bylaws require us to indemnify our directors and officers to the fullest extent permitted by Wyoming law.

Security Ownership of Beneficial Owners

The following table summarizes the holders of more than 5% of our issued and outstanding stock on a fully diluted basis plus all shares owned by our officers and directors.

Title of Class	Name & Address	Amount		Percent of Class Held
	Anton Aleksandrov, 800 Town & Country Blvd., Ste 300, Houston TX 77024.	12,000,000	(1)	2.3%
Common Stock	Valarie Grant, 800 Town & Country Blvd., Ste. 300, Houston TX 77024.	10,000		0%
	Jun Kim, 800 Town & Country Blvd., Ste 300, Houston TX 77024.	10,000		0%
	Economic Research, Inc., 8797 Hammerly Blvd., Apt. 3507, Houston, TX 77080	350,000,000	(2)	68%
Total Owned by Beneficial Owners:		362,020,000		70.3%

1.	Mr. Aleksandrov was issued 12,000,000 shares of unregistered common stock on May 21, 2012 under an exemption from the registration requirements of the Securities Act contained in Reg. D, Section 701.
2.	Economic Research, Inc. acquired Class A Preferred Stock in the Company on May 8, 2012. They later converted their Class A Preferred Stock to common stock under the terms of the Designation of Class A Preferred Stock. The person holding voting control of the shares owned by Economic Research is Jennifer Johnston, its President.

DESCRIPTION OF CAPITAL STOCK

General

The following is a summary of the rights of our common stock and preferred stock and related provisions of our certificate of incorporation and bylaws, as they will be in effect upon the closing of this offering. For more detailed information, please see our certificate of incorporation and bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part.

We have only one class of common stock. The rights of this class of common stock are discussed in greater detail below.

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Immediately following the closing of this offering, our authorized common stock will consist of 800,000,000 shares, 516,035,000 of which are issued and outstanding prior to the Offering held by a total of 16 shareholders.

Our articles provide for the issuance of up to 100 million shares of preferred stock. Forty million shares were issued on May 8, 2012 and later converted into common stock leaving up to 60 million shares of preferred stock authorized but not issued.

We are offering up to 5,000,000 shares of common stock in this Offering. When issued the shares will be duly authorized by all necessary corporate action, and will be validly issued, fully paid and non-assessable.

Common Stock

Voting Rights

Holders of our common stock will have voting rights as to all matters submitted to the shareholders for approval by the Board of Directors. This includes the election of directors, the amendment of our charter, and all other matters submitted to shareholders for a vote including:

If we amended our certificate of incorporation to increase the authorized shares of a class of stock, or to increase or decrease the par value of a class of stock, then that class would be required to vote separately to approve the proposed amendment.

If we amended our certificate of incorporation in a manner that altered or changed the powers, preferences or special rights of a class of stock in a manner that affects them adversely then that class would be required to vote separately to approve the proposed amendment.

We have not provided for cumulative voting for the election of directors in our certificate of incorporation and common shareholders do not have preemptive rights.

Dividends

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of common stock shall be entitled to share equally in any dividends that our board of directors may determine to issue from time to time. In the event a dividend is paid in the form of shares of common stock or rights to acquire shares of common stock, the holders of common stock shall receive common stock.

Warrants

At September 30 , 2012 we had no option or warrants for common stock outstanding.

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Anti-Takeover Effects of Wyoming Law and Our Certificate of Incorporation and Bylaws

Certain provisions of Wyoming law, our certificate of incorporation and our bylaws contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. In particular, our dual class common stock structure will concentrate ownership of our voting stock in the hands of our founders, board members, and employees. These provisions, which are summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquiror outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Limits on Ability of Stockholders to Act by Written Consent

Under Wyoming law, shareholders owning in the aggregate a controlling percentage of our outstanding voting stock may take action by consent. This means that they can take certain actions without formally calling a shareholders' meeting. This may discourage any hostile takeover event.

Undesignated Preferred Stock

The ability to issue the remaining unissued and undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to acquire us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors. The bylaws do not give the board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding business to be conducted at a special or annual meeting of the stockholders. However, our bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquiror from conducting a solicitation of proxies to elect the acquirer's own slate of directors or otherwise attempting to obtain control.

Wyoming Anti-Takeover Statutes

We will be subject to the Wyoming General Corporation Law regulating corporate takeovers. These laws may limit or prohibit a publicly held Wyoming corporation from engaging under certain circumstances, in a business combination with an interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to interested stockholders. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation's outstanding voting securities. We expect the existence of these provisions to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance.

The provisions of Wyoming law, our certificate of incorporation and our bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

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Transfer Agent and Registrar

The transfer agent and registrar for our common stock is vStock Transfer, LLC, 77 Spruce Street, Ste 201, Cedarhurst, New York 11516.

Listing

Upon the effectiveness of this registration statement, we expect to apply to have our common stock quoted on the OTCBB and the OTC Markets: OTCQB. In order for this listing to be effective it must be approved by these markets subsequent to the effective date of this Prospectus.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no public market for our stock. We cannot predict the effect, if any, that market sales of shares or the availability of shares for sale will have on the market price prevailing from time to time

Sale of Restricted Shares

Upon completion of this offering, we will have outstanding up to 521,035,000 shares of common stock. The shares of common stock being sold in this offering will be freely tradable, other than by any of our "affiliates" as defined in Rule 144(a) under the Securities Act, without restriction or registration under the Securities Act. All remaining shares, and all shares subject to outstanding options and warrants, were issued and sold by us in private transactions and are eligible for public sale if registered under the Securities Act or sold in accordance with Rule 144 under the Securities Act. These remaining shares are "restricted securities" within the meaning of Rule 144 under the Securities Act.

Rule 144

In general, under Rule 144, as currently in effect, a person who owns shares that were acquired from us or an affiliate of us at least one year prior to the proposed sale is entitled to sell upon expiration of the selling restrictions described above, within any three-month period six months after our registration, a number of shares that does not exceed the greater of:

1) 1% of the number of shares of common stock then outstanding; or

2) The average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us. Rule 144 also provides that our affiliates who sell shares of our common stock that are not restricted shares must nonetheless comply with the same restrictions applicable to restricted shares with the exception of the holding period requirement.

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Under Rule 144, a person who is not deemed to have been one of our affiliates for purposes of the Securities Act at any time during the 90 days preceding a sale and who has beneficially owned the shares proposed to be sold for at least two years, including the holding period of any prior owner other than our affiliates, is entitled to sell such shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144. Therefore, unless otherwise restricted such shares may be sold immediately upon the completion of this offering. None of our issued and outstanding common shares would qualify under this provision at this time.

INTERESTS OF NAMED EXPERTS AND COUNSEL LEGAL MATTERS

Named experts and counsel for the registrant do not own any shares of the Corporation. The validity of the shares to be issued in this offering will be passed upon for the Company by The Loev Law Firm, PC, 6300 West Loop South, Suite 280, Bellaire, Texas 77401, phone (713) 524-4110.

EXPERTS

Clay Thomas, P.C., independent registered public accounting firm, has audited our financial statements (and schedules) at June 30, 2012.  The financial statements for the period ending September 30, 2012 have been reviewed.

DISCLOSURE OF COMMISSION'S POSITION ON INDEMNIFICATION FOR
SECURITIES ACT LIABILITIES

Our Bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by Wyoming law.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making us responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or control persons pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed with it. For further information about us and the common stock offered hereby, read the registration statement and the exhibits and schedules we have filed. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules filed therewith may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street N.E., Washington D.C. 20549, and copies of all or any part of the registration statement may be obtained from such offices upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

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Following the effective date of this Prospectus, we will make available its annual and quarterly reports free of charge on its Web site. In addition, we will provide our shareholders with a copy of its annual report prior to each annual meeting.

Dealer Prospectus Delivery Obligation

Until 90 days after the later of (i) the effective date of the registration statement or (2) the first date on which the securities are offered publicly, all dealers that effect transactions in these securities, whether or not participating in this Offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus.

INDEX TO FINANCIAL STATEMENTS

I.	Balance Sheets	F-2
II.	Statements of Operations	F-3
III.	Statements of Cash Flows	F-4
IV.	Statements of Changes in Shareholders’ Equity	F-5
V.	Notes to Financial Statements	F-6

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Management of
4G Enterprises, Inc.
Houston, Texas

I have audited the accompanying balance sheet of 4G Enterprises, Inc. as of June 30, 2012, the related statement of operations, stockholders' equity and cash flows for the period ending June 30, 2012 and from inception through June 30, 2012. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit. The financial statements for the period ending September 30, 2012 have been reviewed.

I conducted my audit of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred above present fairly, in all material respects, the financial position of 4G Enterprises, Inc. as of June 30, 2012, and the results of its operations and its cash flows for the period then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered significant losses and will require additional capital to develop its business until the Company either (1) achieves a level of revenues adequate to generate sufficient cash flows from operations; or (2) obtains additional financing necessary to support its working capital requirements. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Clay Thomas, P.C.
Houston, Texas
November 2, 2012

F-1

4G Enterprises, Inc.

(A Development Stage Company)

Restated Balance Sheet

For the three months ending September 30, 2012 and,

For the Year ending June 30, 2012

	(unaudited)	(audited)
	3 Months	Year
	ending	ending
	Sept 30,	June 30,
	2012	2012
Assets
Current Assets
Cash	20,457	38,202

Total Current Assets	20,457	38,202

Other Assets
Intangible Property	80,000	80,000
Less Accumulated Amortization	(5,853)	(3,836)
Total Other Assets	74,147	76,164

Total Assets	94,604	114,366

Liabilities and Stockholders' Equity

Total Liabilities	-	-

Stockholders' Equity
Series A Preferred Stock, $0.0001 par value, 100,000,000 shares authorized, 60,000,000 shares unissued, 0 and 0 issued and outstanding at 09/30/12 and 06/30/12, respectively	-	-

Common Stock, $0.0001 par value, 800,000,000 shares authorized, 516,035,000 and 516,035,000 issued and outstanding at 09/30/12 and 06/30/12, respectively	15,604	15,604

Additional Paid-In Capital	108,000	108,000

Deficit accumulated during the development stage	(29,000)	(9,238)

Total Stockholders' Equity	94,604	114,366

Total Liabilities and Stockholders' Equity	94,604	114,366

The accompanying notes are an integral part of the financial statements

F-2

4G Enterprises, Inc.

(A Development Stage Company)

Restated Statements of Operations

For the Three Months ending September 30, 2012 and,

For the Year ending June 30, 2012 and,

For the Period of Inception to September 30, 2012

	(unaudited)	(audited)	(unaudited)
	3 Months	Year
	ending	ending	Inception to
	Sept 30,	June 30,	Sept 30,
	2012	2012	2012

Revenue	-	-	-

Total Revenue	-	-	-

Operating Expense
Research & Development		1,178	1,178
General and Administrative	19,762	8,060	27,822
Total Operating Expense	19,762	9,238	29,000

Operating Income (Loss)	(19,762)	(9,238)	(29,000)

Operating Income (Loss) before tax provision (benefit)	(19,762)	(9,238)	(29,000)
Tax Provision (benefit)	-	-	-

Net Operating Loss	(19,762)	(9,238)	(29,000)

Comprehensive Income	-	-	-

Total Comprehensive Income	-	-	-

Net Loss	(19,762)	(9,238)	(29,000)

Net Loss per Common Share (Basic)*	0.000	0.000	0.000

The accompanying notes are an integral part of the financial statements

* less than 1/10 th of a cent

F-3

4G Enterprises, Inc.

(A Development Stage Company)

Restated Statements of Cash Flows

For the Three Months ending September 30, 2012 and,

For the Year ending June 30, 2012 and,

For the Period of Inception to September 30, 2012

	(unaudited)	(audited)	(unaudited)
	3 Months
	ending	Year ending	Inception to
	Sept 30,	June 30,	Sept 30,
	2012	2012	2012

Cash Flows From Operating Activities
Net income (loss) from operations	(19,762)	(9,238)	(29,000)
Net gain (loss)	(19,762)	(9,238)	(29,000)
Adjustments to reconcile Net Income to
Net Cash provided by operations:
Amortization Expense	2,017	3,836	5,853
Stock Based Compensation	-	3,604	3,604
Net cash used by operating activities	(17,745)	(1,798)	(19,543)

Cash Flows From Investing Activities
	-	-	-
Net cash provided (used) by investing activities	-	-	-

Cash Flows From Financing Activities
Net Proceeds from sale of Series A Preferred Stock	-	40,000	40,000
Net cash provided from financing activities	-	40,000	40,000

Net increase (decrease) in cash	(17,745)	38,202	20,457
Cash, beginning of period	38,202	-	-
Cash, end of period	20,457	38,202	20,457

Supplemental Disclosures

Income taxes paid	-	-	-
Cash interest paid	-	-	-

The accompanying notes are an integral part of the financial statements

F-4

4G Enterprises, Inc.

(A Development Stage Company)

Restated Statement of Changes in Stockholders' Equity

For the Period of Inception to September 30, 2012

	Series A Preferred		Common Stock		Additional	Accumulated Deficit
	Shares	Amount	Shares	Amount	Paid-In Capital	Development Stage	Total

Net Income						(9,238)	(9,238)

Issuance of 80,000,000 shares Common Stock on 1/6/12 at 0.001 per share (par = $0.0001 per share)			80,000,000	8,000	72,000	-	80,000

Sale of Series A Preferred, 40,000,000 on 5/8/12 at 0.001 per share (par = $0.0001 per share)	40,000,000	4,000	-	-	36,000	-	40,000

Conversion of Series A Preferred to Common Stock on 5/16/12 at par ($0.0001 per share)	(40,000,000)	(4,000)	400,000,000	4,000	-	-	-

Issuance of Common Stock for services rendered on 5/21/12 at par $0.0001 per share	-	-	36,035,000	3,604	-	-	3,604

Balance at 06/30/12 (audited)	-	-	516,035,000	15,604	108,000	(9,238)	114,366

Net Income						(19,762)	(19,762)

Balance at 09/30/12 (unaudited)	-	-	516,035,000	15,604	108,000	(29,000)	94,604

F-5

4G Enterprises, Inc.

(A Development Stage Company)

Notes to Financial Statements

Note 1. ORGANIZATION AND DESCRIPTION OF BUSINESS

4G Enterprises, Inc. is an emerging growth company under the Jumpstart Our Business Startups Act of 2012. The Company’s primary offices address is 800 Town and Country Blvd., Suite 300, Houston, Texas 77024. The company’s inception date was January 4, 2012. 4G Enterprises is developing a patent pending solar desalination technology and building and testing prototype units. The company acquired intangible assets related to a new solar desalination technology on January 6, 2012 for 80 million shares of restricted common stock valued at $0.001 per share. We are amortizing this cost on a straight-line basis over ten years. We have not impaired this asset. Future costs related to renewing or extending this asset will be accounted for pursuant to ASC 350.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. We have not generated any income as to date and we are a development stage company. Our auditors have issued a going concern opinion, which identifies the substantial risk that we may not have enough capital to continue as a going concern in the future. Through this offering and through the development of its technology, the company is executing a specific plan to overcome the financial difficulties that relate to this going concern opinion. Our plan includes both the acquisition of additional capital through this public offering and the further development of our technology in a manner that will increase its value and provide the company with a foundation upon which to generate revenue in the future if our technology development is successful. These financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern. The Company's ability to continue as a going concern is dependent upon the Company's ability to raise capital and generate revenue and profits in the future.

F-6

Note 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

We have prepared our financial statements in accordance with generally accepted accounting principles in the United States of America for financial information. In the opinion of management, all adjustments considered necessary for a fair presentation have been included and such statements are of a normal recurring nature. These financial statements should be read in conjunction with other pertinent information contained in our Form S-1 that the Company has filed with the Securities and Exchange Commission.

Development Stage Company. We have prepared our financial statements according to generally accepted accounting policies related to the reports of development stage entities. This includes the disclosure of certain items from inception to date.

Use of Estimates. The preparation of the Company's financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expense during the reporting period. These estimates are based on information available as of the date of the financial statements. Actual results could differ from management’s estimates.

The audited year end financial statements, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the Company's financial position and results of operations and cash flows for the periods reported. Results for these periods may not be indicative of future results.

Concentrations of Credit Risk. Financial instruments, which could subject the Company to concentrations of credit risk, consist primarily of cash and cash equivalents. The Company places its cash and cash equivalents with FDIC insured financial institutions in the United States, which management assesses to be of high quality in order to limit exposure of each investment. Cash equivalents consist of highly liquid short-term instruments with original maturities of three months or less at the time of purchase.

Dividends. The Company has not adopted a policy of paying dividends. No dividends have been paid during the periods shown and none are contemplated in the near future.

Earnings per Share. Earnings per share are calculated by dividing the net income available to shareholders by the weighted average of outstanding number of common shares (basic computation). We do not include potential common shares because we still have a loss from operations.

Offering Costs. Offering costs are paid by the company as incurred from its current cash on hand and are not deferred.

Amortization of Intangible Assets . We amortize our intangible assets on a straight-line basis over ten years based upon our estimate of the useful life of this technology. We test and will continue to test intangible assets for impairment at least annually.

F-7

Revenue Recognition. In general, the Company will recognize revenue when (1) concrete evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered to the customer, (iii) the fee is fixed or determinable, and (iv) collectability is reasonably assured.

Advertising Costs. Our policy is to expense advertising costs as they are incurred.

Property, Plant and Equipment. The Company does not own any real estate or other properties. All property employed by the company is used on a leased basis.

Stock-Based Compensation. Stock-based compensation expense is measured at the grant date on fair value of the award.

Income Taxes. The Company has incurred losses since inception and therefore, has not been subject to payment of federal income taxes. As of June 30, 2012 estimates a net operating loss carryforward of $1,798, resulting in a deferred tax asset of approximately $629. The carry forwards, if not utilized, begin to expire in 2032. Because tax laws in the United States limit the time during which an NOL and tax credit carry forwards may be applied against future taxable income and tax liabilities, the Company may not be able to take full advantage of NOL and tax credits for federal income tax purposes. We have not recognized the tax benefit in the above financial statements since they are contingent.

Recently Issued Accounting Pronouncements. The Company has adopted all recently issued accounting pronouncements. The adoption of the accounting pronouncements, including those not yet effective, is not anticipated to have a material effect of the financial position or results of operations of the Company.

Note 4. SUBSEQUENT EVENTS.

Management has reviewed and evaluated subsequent events through the date November 2, 2012, which is the date on which the current financial statements were issued and available.

F-8

[BACK COVER]

Dealer Prospectus Delivery Obligation

Until 90 days after the later of (i) the effective date of the registration statement or (2) the first date on which the securities are offered publicly, all dealers that effect transactions in these securities, whether or not participating in this Offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus.

41

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth all expenses to be paid by the registrant, other than estimated underwriting discounts and commissions, in connection with this offering. All amounts shown are estimates except for the registration fee.

	Amount to be Paid
Registration fee	$8.60
Printing and engraving (estimated)	2,500	*
Legal fees and expenses	5,000	*
Accounting fees and expenses	4,500	*
Transfer agent and registrar fees (estimated)	1,000	*

Total	$13,008.60

Item 14. Indemnification of Officers and Directors.

Wyoming Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to officers, directors and other corporate agents in terms sufficiently broad to permit such indemnification under certain circumstances and subject to certain limitations.

As permitted by Wyoming Law, the registrant's amended and restated certificate of incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of their fiduciary duty as directors.

In addition, as permitted by Wyoming Law, the bylaws of the registrant provide that:

•	The registrant shall indemnify its directors and officers for serving the registrant in those capacities or for serving other business enterprises at the registrant's request, to the fullest extent permitted by Wyoming law, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the registrant, and, with respect to any criminal proceeding, had no reasonable cause to believe such person's conduct was unlawful.

•	The registrant may, in its discretion, indemnify employees and agents in those circumstances where indemnification is not required by law.

•	The registrant is required to advance expenses, as incurred, to its directors and officers in connection with defending a proceeding, except that such director or officer shall undertake to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

42

•	The registrant will not be obligated pursuant to the bylaws to indemnify a person with respect to proceedings initiated by that person, except with respect to proceedings authorized by the registrant's board of directors or brought to enforce a right to indemnification.

•	The rights conferred in the bylaws are not exclusive, and the registrant is authorized to enter into indemnification agreements with its directors, officers, employees and agents and to obtain insurance to indemnify such persons.

•	The registrant may not retroactively amend the bylaw provisions to reduce its indemnification obligations to directors, officers, employees and agents.

The registrant's policy is to enter into separate indemnification agreements with each of its directors and executive officers that provide the maximum indemnity allowed to directors and executive officers under Wyoming Law and which allow for certain additional procedural protections. The registrant also maintains directors and officers insurance to insure such persons against certain liabilities.

These indemnification provisions between the registrant and its officers and directors may be sufficiently broad to permit indemnification of the registrant's officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Item 15. Recent Sales of Unregistered Securities.

The following sets forth information regarding securities sold by the registrant since its date of inception.

1.

On January 6, 2012 we issued 80 million shares of common stock to Proven Technology and Equipment, Inc. to acquire all rights related to the patent pending solar desalination technology. The Board of Directors valued this transaction for accounting purposes at $0.001 per share for a total of $80,000. Proven Technology and Equipment subsequently distributed the shares it received to its four shareholders, none of whom hold more than 5% of our issued and outstanding shares. These shares were issued under an exemption from the registration requirements of the Securities Act set forth in Section 4(2) and Reg. D, Section 505.

2.

On May 8, we received an investment of $40,000 from Economic Research, Inc. for the purchase of 40 million shares of Class A Preferred Stock pursuant to an exemption from the registration requirements of the Securities Act set forth in Section 4(2) and Reg. D, Section 505. Economic Research subsequently elected to convert its Class A Preferred Stock to common stock and currently holds 350,000,000 shares of restricted common stock.

3.

On May 21, 2012 the Board of Directors made stock grants under the Company’s Employee Stock Incentive Plan totaling 36,035,000 shares to seven individuals under an exemption from the registration requirements of the Securities Act set forth in Reg. D, Section 701.

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Except as noted below, the issuance of securities described above were deemed to be exempt from registration under the Securities Act in reliance on Reg. D and Section 4(2) of the Securities Act as transactions by an issuer not involving any public offering. The recipients of securities in each such transaction represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates and other instruments issued in such transactions. The sale of these securities where made without general solicitation or advertising.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits. The following exhibits are included herein or incorporated herein by reference:

Exhibit
Number	Exhibit Title

3.1	Articles of Incorporation

3.3	Amended and Restated Articles of incorporation

3.2	By Laws

4.1	Specimen common stock certificate

5.1	Opinion and Consent of Love Law Firm, PC, regarding the legality of the shares being registered.

10.1	Asset Purchase Agreement

23.1	Consent of Independent Registered Public Accounting Firm

99.1	Form of Subscription Agreement

All other schedules have been omitted because they are inapplicable or the required information.

44

Item 17. Undertakings.

SEC Position on Indemnification:

Insofar as indemnification by the registrant for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 14 above or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Our certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Wyoming law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:

Any breach of their duty of loyalty to our company or our stockholders;

Acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

Unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Wyoming General Corporation Law;

Any transaction from which the director derived an improper personal benefit.

Our bylaws provide that we are required to indemnify our directors and officers and may indemnify our employees and other agents to the fullest extent permitted by Wyoming law. Our bylaws also provide that we shall advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity, regardless of whether our bylaws would otherwise permit indemnification. We have entered and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by the board of directors. These agreements provide for indemnification for related expenses including attorneys' fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain directors' and officers' liability insurance.

The limitation of liability and indemnification provisions in our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Furthermore, a stockholder's investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees regarding which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

The undersigned registrant hereby undertakes that:

45

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement. (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fi de offering thereof.

Each Prospectus filed pursuant to Rule 424(b) as part of this Registration Statement shall be deemed to be part of and included in the registration statements as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to its first use.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

For purposes of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or would to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to the purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to b y the undersigned registrant;
(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

46

SIGNATURES:

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, Texas on November 2, 2012.

4G Enterprises, Inc.

//s// Anton Aleksandrov

Principal Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated:

Signature:	Position:	Date:

//s// Anton Aleksandrov	Principal Executive Officer, Chairman	November 2, 2012

//s// Valarie Grant	Secretary, Principal Accounting and Principal Financial Officer	November 2, 2012

//s// Jun Kim	Director	November 2, 2012

47